Exhibit 99.(13)(u)

Execution Version

AMENDMENT NO. 13 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 13 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 30, 2025 (this “Amendment”), among abrdn Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Borrower”), The Bank of Nova Scotia (“Scotia”), as administrative agent (in such capacity, the “Administrative Agent”) and a Lender (as defined in the Credit Agreement), and the other Lenders, amends certain provisions of that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as amended by (i) that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 8, 2017, (ii) that certain Amendment and Consent dated as of February 12, 2020, (iii) that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of March 19, 2020, (iv) that certain Amendment No. 4 to Amended and Restated Credit Agreement, dated as of April 6, 2020, (v) that certain Assignment, Acceptance and Amendment No. 5 to Amended and Restated Credit Agreement dated as of August 5, 2020, (vi) that certain Amendment No. 6 to Amended and Restated Credit Agreement and Consent, dated as of August 4, 2021, (vii) that certain Amendment No. 7 to Amended and Restated Credit Agreement, dated as of November 16, 2021, (viii) that certain Amendment No. 8 to Amended and Restated Credit Agreement, dated as of July 15, 2022, (ix) that certain Amendment No. 9 to Amended and Restated Credit Agreement, dated as of August 3, 2022, (x) that certain Amendment No. 10 to Amended and Restated Credit Agreement, dated as of August 2, 2023, (xi) that certain Amendment No. 11 to Amended and Restated Credit Agreement and Consent, dated as of July 31, 2024, and (xii) that certain Amendment No. 12 to Amended and Restated Credit Agreement, dated as of September 25, 2024, and as the same may be further amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and certain other parties thereto from time to time. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement as reflected herein;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Amendments to Credit Agreement.

(a)           Effective as of the Amendment Effective Date, the Credit Agreement (and, to the extent provided in Annex A, any exhibits and schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the blackline of the Credit Agreement attached as Annex A hereto.

§2.          Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as of the date hereof as follows:

(a)           The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of this Amendment and the Credit Agreement, as amended hereby, all of which have been duly authorized by all proper and necessary corporate action, and the Borrower is in full compliance with its Organization Documents. The Borrower has duly executed and delivered this Amendment.

(b)           The execution, delivery and performance by the Borrower of the terms of this Amendment, and the transactions contemplated hereby, and the performance by the Borrower of the Credit Agreement, as amended hereby (i) will not (A) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower, or (B) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Security Agreement) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, in each of the foregoing clauses (A) and (B), which violations, defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (ii) are not inconsistent with the Fundamental Policies or the Organization Documents.

(c)           This Amendment and the Credit Agreement, as amended hereby, constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

(d)           No consent, authorization or approval of, filing with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Amendment and the Credit Agreement, as amended hereby, or is required as a condition to the validity or enforceability of this Amendment and the Credit Agreement, as amended hereby, with respect to or against the Borrower or its property or assets. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower or performance by the Borrower of its obligations under, or affect the validity with respect to or against the Borrower of this Amendment or the Credit Agreement, as amended hereby.

(e)           Immediately prior to the execution and delivery of this Amendment and immediately after giving effect to this Amendment, no event has occurred and is continuing that would constitute a Default or an Event of Default.

§3.          Conditions. This Amendment shall not become effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           the Administrative Agent shall have received counterparts to this Amendment duly executed by Lenders constituting all Lenders as of the Amendment Effective Date, the Administrative Agent and a Responsible Officer of the Borrower;

(b)           the representations and warranties set forth in Section 2 above shall be true and correct on such date in all material respects; and

(c)           the Administrative Agent (and its affiliates) shall have received all fees and expenses of the Administrative Agent (and its affiliates) due and payable on or prior to the Amendment Effective Date (including the reasonable fees and disbursements of counsel to the Administrative Agent and the Administrative Fee as defined in and payable pursuant to the Agent Fee Letter).

§4.          Miscellaneous Provisions.

(a)           This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Credit Document, except as specifically set forth herein. It is declared and agreed by each of the parties hereto that the Credit Agreement and the other Credit Documents, as amended hereby, shall continue in full force and effect. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

(b)           The provisions of Sections 10.9 and 10.10 of the Credit Agreement shall apply to this Agreement, mutatis mutandis, as if set out in full herein.

(c)           This Amendment may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)           The Borrower (a) reaffirms and admits the validity and enforceability of each Credit Document and all of its obligations thereunder, (b) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, (i) both prior to and after giving effect to this Amendment, no Default has occurred and is continuing, and (ii) both prior to and after giving effect to this Amendment, the representations and warranties contained in Article 4 of the Credit Agreement are true and correct on the date of this Amendment, except to the extent that such representations and warranties relate to an earlier date in which event such representations and warranties were true and correct on such earlier date, and (c) agrees to pay promptly after demand therefor all reasonable and documented out-of-pocket fees and expenses incurred by the Administrative Agent (including, without limitation, reasonable and documented legal fees and disbursements of counsel to the Administrative Agent) in connection herewith.

(e)           This Amendment shall constitute a Credit Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Credit Documents.

(f)           The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ABRDN ASIA-PACIFIC INCOME FUND, INC.,
as Borrower

By:
Name:
Title:

[Signature page to Amendment No. 13 to Amended and Restated Credit Agreement]

THE BANK OF NOVA SCOTIA,
as Administrative Agent and a Lender

By:
Name:
Title:

[Signature page to Amendment No. 13 to Amended and Restated Credit Agreement]

STATE STREET BANK AND TRUST COMPANY,
as a Lender

By:
Name:
Title:

[Signature page to Amendment No. 13 to Amended and Restated Credit Agreement]

BNP PARIBAS,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Amendment No. 13 to Amended and Restated Credit Agreement]

Annex A

Amendments to Credit Agreement

[See attached]